Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Lilium N.V. of our report dated March 30, 2022 relating to the financial statements of Lilium N.V., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany

March 31, 2022

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Katharina Deni	/s/ ppa. Annika Sicking
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)